CAT9 GROUP INC.
Room 1702, Building 2, No. 301, Yunan Avenue, Banan District, Chongqing, China

March 12, 2020

Via Electronic Submission

U.S. Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549
Edgar Filer Support

Re: 45 Day Extension Relief, File #000-55365

To the Commission: Our Company, CAT9 Group Inc. has all of its operations in China and as you are aware, the novel corona virus has created a very disruptive effect to our daily lives for nearly two months. There has been mandatory quarantines in effect within several provinces in China and our employees have had severe difficulties during this time. Our Form 10-K annual report to shareholders is due on Monday, March 30th, 2020. We are requesting to be granted the 45 day extension relief in an effort to receive additional time to complete our annual audit and mitigate any further delays with our annual report on Form 10-K. We believe that this is a reasonable request and we fully appreciate the Commission's understanding in this matter and that it is willing to provide companies with operations in China with this relief period.

If the Commission has any questions or comments, I can be reached via our company's US attorney: darianandersen@gmail.com

Sincerely,

Wenfa "Simon" Sun
President, CEO, Chairman
CAT9 Group Inc.